Exhibit 10.25

ISAAK, COLEMAN, AND PORTER RANCHES

PURCHASE AND SALE AGREEMENT

AND

JOINT ESCROW INSTRUCTIONS

This Purchase and Sale Agreement and Joint Escrow Instructions (the “Agreement”) dated December 9, 2015 (the “Reference Date”), to be effective on the date when all parties have executed it, which date shall be noted on the signature page hereto (the “Effective Date”), is made and entered into by and between CACTUS CORNER, LLC, a California limited liability company (“Seller”), and WATERMAN (CA) LLC, a Delaware limited liability company (“Waterman”) and STONEMAN (CA) LLC, a Delaware limited liability company (“Stoneman”), or their Authorized Assignees as herein provided (collectively, “Buyer”). For convenience, Buyer and Seller are sometimes referred to herein collectively as the “Parties” and individually as a “Party.”  This Agreement is made with respect to the following facts and circumstances which the Parties affirm as true and accurate:

A.Seller is the owner of certain real property consisting of approximately 1,039.58 assessed acres of land, designated as Assessor’s Parcel Numbers 013-060-009 and 013-060-010, all in the County of Tulare, State of California and Assessor’s Parcel Number 373-300-01 in the County of Fresno, State of California (collectively, the “Tulare Land”), and Assessor’s Parcel Numbers 185-071-16, 185-071-21, 185-071-22, and 185-071-56, all in the County of Fresno, State of California (collectively, the “Fresno Land”), as more particularly described on Exhibit A attached hereto.

B.Buyer desires to purchase and Seller desires to sell the Land and other components of the Property as defined below on the terms and subject to the conditions herein set forth.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby covenant and agree as follows:

1.Purchase and Sale of Property.  Subject to the terms and upon satisfaction or proper waiver of the conditions set forth herein, Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase and acquire from Seller, the Property, which shall consist of the following and, when used herein, the term “Property” shall mean and include collectively all of the following:

(a)The Land;

(b)All of Seller’s rights and interests in and to all rights, rights of way, covenants, conditions and restrictions, privileges, easements, servitudes and appurtenances appurtenant to the Land, or otherwise owned by Seller and used in connection with the beneficial use and enjoyment of and/or to provide access, ingress, egress, irrigation water, domestic water, electricity, gas, telephone, sewer or other utility service to the Land, whether or not of record (collectively, the “Appurtenant Rights”);

(c)All of Seller’s rights and interest in and to all houses, buildings, shops, storage sheds, structures, photovoltaic (solar) power generation equipment, wind machines, permanent plantings and improvements located on the Land (if any), together with all fixtures thereto, all roads, paved areas, equipment storage yards, implement covers, fences, gates, cattle guards, all security systems, lighting, and, and all improvements and infrastructure; and all water tanks, wells, casings, pumps, gearheads, motors, engines, control panels, fuel storage, all Seller-owned utility poles and transmission lines (if any), water and irrigation system equipment, irrigation motors, water pipelines, pressure systems, lift pumps, siphons, filtration equipment, water treatment equipment and apparatus, ditches, canals, reservoirs, ponds, all drainage pipelines, settlement ponds, lagoons, leech systems, borrow pits and equipment, all mainlines and drip lines, emitters, all spare and replacement parts, components and supplies located on the Land or that supply water to the Land, and, subject to the Lease as defined below, all growing crops and farm products thereof for the 2015/2016 crop year and thereafter generated by the Land (“Crops”) (collectively, the “Improvements”);

(d)All maps, surveys, diagrams, engineering studies, crop maps, crop histories, production records, fertilizer, pesticide and herbicide storage, use and application records, soil and water tests, well records, and as built plans prepared within the last twelve (12) months and similar information that relates to the Land or Improvements and that are in Seller’s possession or under Seller’s control (collectively, the “Maps and Records”);

(e)All Seller’s rights and interest in and to intangible personal property used in connection with or necessary to the ownership and operation of the Property, including without limitation, all contracts for the purchase, sale, marketing or processing of crops produced on the Land between Seller and any processor, purchaser or marketing agent, and other contracts related to the operation of the Property which Buyer elects to have assigned to Buyer at the closing (the “Contracts”), transferable permits, licenses, certificates and consents granted or issued by any governmental or quasi-governmental agency, all other rights, allotments, crop acreage base and production rights resulting from or determined in accordance with any state or federal governmental programs as shown on relevant county or state Farm Services Administration records for the Land, any claims and cooperative or association memberships related to the Land (but excluding any cooperative retains owned or held by Seller or its affiliates), any intellectual property rights Seller may have regarding any trademark or trade name associated with crops produced on the Land, together with an assignment of multi-peril crop insurance related to the Land for which Seller or an affiliate of Seller is the insured, if any, provided that no assignment of multi-peril crop insurance to Buyer shall be required at the Closing if either of the following is true: (i) Seller is a tenant party to the Lease (as defined below), or (ii) at the Closing, Seller assigns the multi-peril crop insurance related to the Land to a tenant party to the Lease, with a provision that such party shall be required to assign such multi-peril crop insurance related to the Land to Buyer at the termination of the Lease (collectively the “Intangible Interests”);

(f)All of Seller’s water rights relating to or used in connection with the Land, whether appurtenant or contractual, including riparian, appropriative, permitted, or adjudicated rights, any and all shares of water stock or mutual water company stock appurtenant to or used to provide irrigation water to the Land, all of Seller’s rights to ground water beneath the Land, and all of Seller’s rights in any contracts for the sale of water generated from irrigation wells located on the Land; and all of Seller’s right, title or interest to any oil, gas, minerals, geothermal, sand, rock or gravel resources located on or beneath the surface of the Land, together with all rights to explore for, and extract such oil, gas, minerals, materials or resources; all of Seller’s rights in any leases of oil, gas or mineral rights relating to the Land, and all leases or licenses to mine or extract sand, rock, gravel or minerals from the Land rights relating to the Land, and all of Seller’s renewable energy rights, including but not limited to solar and wind energy relating to the Land, together with an assignment of all Seller’s rights in all existing oil, gas and mineral leases and income thereof (collectively, “Water and Mineral Rights”);

(g)All of Seller’s rights and interests in and to any and all credits, benefits, emissions reductions, offsets, and allowances, howsoever entitled, in existence and available as of the Effective Date of this Agreement, together with those adopted, approved, enacted or issued by any Governmental Entity attributable to the generation from the Land, and its displacement of greenhouse gases (GHG’s), including, but are not limited to any avoided emissions of pollutants to the air, soil or water such as sulfur oxides (SOx), nitrogen oxides (NOx), carbon monoxide (CO) and other pollutants; and (3) any avoided emissions of carbon dioxide (CO2), methane (CH4), nitrous oxide, hydrofluorocarbons, perfluorocarbons, sulfur hexafluoride and other greenhouse gases (GHGs) that have been determined by the United Nations Intergovernmental Panel on Climate Change, or otherwise by law, to contribute to the actual or potential threat of altering the Earth’s climate by trapping heat in the atmosphere, irrespective of whether such attributes accrue for the sole benefit of the Seller (collectively, the “Environmental Attributes”).

Each of the foregoing components of the Property located on or appurtenant to the Tulare Land, together with the Tulare Land, shall be referred to collectively herein as the “Tulare Property” and the those located on or appurtenant to the Fresno Land, together with the Fresno Land shall be referred to collectively herein as the “Fresno Property”.

2.Escrow.  Within three (3) business days of the Effective Date, Buyer and Seller will deliver a fully executed counterpart of this Agreement to First American Title Company, 7010 N. Palm Ave, Fresno CA 93650, (Attention: Christine Gray) who shall act as “Escrow Holder,” in connection with one or more escrows to be established to complete the transaction contemplated by this Agreement (the “Escrow”).  The parties agree to execute any additional standard instructions reasonably required by Escrow Holder except for instructions that would excuse, release or relieve Escrow Holder from negligence or violation of the standard of care with respect to its conduct of the Escrow.

3.Close of Escrow.  Provided all of the conditions to close of escrow set forth herein shall have been waived or satisfied, the close of escrow for the purchase and sale transaction provided for herein (the “Closing” or “Close of Escrow”) shall occur on or before 5:00 p.m., Pacific Standard Time, on January 22, 2016 (the “Closing Date”), and simultaneously with the closing of the Concurrent Escrows, as defined herein.

4.Purchase Price.  The Purchase Price of the Property (“Purchase Price”) is Twenty Five Million One Hundred Sixty Three Thousand and 00/100ths Dollars ($25,163,000.00), such Purchase Price being approximately Thirty Seven Thousand, Eight Hundred Twenty Eight and 00/100th Dollars ($37,828) per net plantable acre based on six hundred sixty five and 2/10ths (665.2) plantable acres, to be verified by survey as provided below.  The Purchase Price shall be adjusted upward or downward to reflect the actual net plantable acres on the Land if the actual net plantable acres of the Land, together with the net plantable acres of the property of the Concurrent Escrows, as defined below, vary from the total of the foregoing estimate plus the estimates set forth in the Purchase and Sale Agreement and Joint Escrow Instructions for the Concurrent Escrows by more than 1.0% as determined by an ALTA Survey.  Buyer shall consult with Seller as to the parameters for determination of the net plantable acres by ALTA survey (for example, how the canopy will be surveyed for plantable acres), but shall not be bound by the Seller’s recommendations provided that reasonable parameters for the commodity type are utilized.

Subject to adjustment as set forth above, the Purchase Price shall be allocated as follows: (i) Seven Million Nine Hundred Forty One Thousand and 00/100ths Dollars ($7,941,000.00) for the Tulare Property (the “Tulare Purchase Price”) and (ii) Seventeen Million Two Hundred Twenty Two Thousand and 00/100ths Dollars ($17,222,000.00) for the Fresno Property (the “Fresno Purchase Price”).

The Purchase Price shall be payable as follows:

(a)Notwithstanding any term or provision of this Agreement, Buyer hereby delivers to Seller an amount equal to One Hundred 00/100ths Dollars ($100.00) from the Initial Deposit (as hereinafter defined) (the “Independent Consideration”) as independent consideration to Seller for having entered into this Agreement at any time subsequent to execution hereof.  The Independent Consideration shall be nonrefundable if Close of Escrow does not occur for any reason related to a Buyer default or termination under this Agreement, or due to a failure of a Buyer condition under Section 7.1, and to the extent that this Agreement requires any funds to be refunded to Buyer, any amount so refunded shall not include the Independent Consideration; provided, however, that the Independent Consideration shall be refunded to Buyer from Seller, as part of Buyer’s damages, in the event of a Seller default under this Agreement.

(b)Within three (3) business days following the Effective Date, Buyer shall deposit with Escrow Holder the sum of Five Hundred Thousand and 00/100ths Dollars ($500,000.00) (together with any and all interest thereon, the “Deposit”), in cash, by cashier’s check or wire transfer of immediately available good funds.  Upon receipt of the Deposit, Escrow Holder will immediately deposit it into an interest bearing account at a commercial bank designated by Buyer, in trust for Escrow Holder, with interest to accrue for Buyer’s benefit.  The Deposit will be paid to Seller as a part of the Purchase Price at the Closing or as liquidated damages in the event of Buyer’s default under this Agreement as provided below.  Buyer shall have the right to receive a return of the Deposit if any of the following shall occur: (i) Seller shall be in default under this Agreement; (ii) Buyer makes a timely election to withdraw as a result of Seller’s refusal to remove an Objectionable Exception as provided in Section 6.3 below; (iii) Buyer makes a timely election to withdraw before the end of the Due Diligence Period as set forth in Section 7.2 below; or (iv) the failure of one or more conditions precedent to Buyer’s obligation to perform by the date indicated, as provided in Sections 7.1 below.

(c)The balance of the Purchase Price (the “Balance”), subject to adjustment as provided above, shall be deposited into Escrow prior to the Closing and paid to Seller in cash, by cashier’s check or wire transfer of immediately available good funds, at the Close of Escrow.

5.LIQUIDATED DAMAGES.  IF, FOLLOWING THE EXPIRATION OF THE DUE DILIGENCE PERIOD (AS DEFINED HEREIN), BUYER DEFAULTS HEREUNDER, THEN PROVIDED SELLER IS NOT THEN ALSO IN DEFAULT, SELLER MAY TERMINATE THIS AGREEMENT AND BUYER SHALL BE OBLIGATED TO PAY SELLER THE INDEPENDENT CONSIDERATION AND THE DEPOSIT AS LIQUIDATED DAMAGES IN LIEU OF ANY AND ALL OTHER CLAIMS FOR DAMAGE OR OTHER REMEDY OF ANY KIND AT LAW OR IN EQUITY.  PAYMENT OF SUCH SUM BY BUYER IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT INSTEAD IS INTENDED TO COMPENSATE SELLER FOR THE DAMAGES IT WILL SUFFER AS A RESULT OF SUCH DEFAULT BY BUYER.  IN AGREEING TO SUCH LIQUIDATED DAMAGES, BUYER ACKNOWLEDGES THAT THE AMOUNT OF SELLER’S ACTUAL DAMAGES BY REASON OF BUYER’S DEFAULT WILL BE SUBSTANTIAL BUT WOULD BE EXTREMELY DIFFICULT TO ASCERTAIN, AND THE AMOUNT PROVIDED FOR HEREIN IS A REASONABLE ESTIMATE OF SUCH DAMAGES.  IN ADDITION, BUYER DESIRES TO HAVE A LIMITATION PUT ON ITS POTENTIAL LIABILITY TO SELLER IN THE EVENT BUYER SHOULD SO DEFAULT IN THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER.  ACCORDINGLY, IN ORDER TO INDUCE SELLER TO WAIVE ALL OF THE REMEDIES SELLER MIGHT OTHERWISE HAVE IN THE EVENT OF A DEFAULT BY BUYER, BUYER HAS PROPOSED, AND SELLER HAS ACCEPTED THE CONCEPT OF LIQUIDATED DAMAGES AS SET FORTH HEREIN, WITH THE AMOUNT THEREOF HAVING BEEN THE SUBJECT OF SPECIFIC AGREEMENT BETWEEN THE PARTIES.  BY THEIR INITIALS HERETO, SELLER AND BUYER SPECIFICALLY ACKNOWLEDGE THEIR ACCEPTANCE AND APPROVAL OF THE FOREGOING LIQUIDATED DAMAGES PROVISION.

ACKNOWLEDGMENT AS TO ACCEPTANCE OF THE IMMEDIATELY PRECEDING LIQUIDATED DAMAGES PROVISION

JC JC Seller	GL Buyer

6.Due Diligence; Seller’s Deliveries; Condition of Title.

6.1Due Diligence Period.  Buyer shall have until prior to 5:00 p.m. Pacific Daylight Time on or before January 15, 2016 (the “Due Diligence Period”), within which to complete its “due diligence review” and to evidence its approval, or waiver of Section 7.1 conditions precedent or, at Buyer’s option, to terminate this Agreement for failure of satisfaction of such conditions pursuant to Section 7.2.

6.2Seller’s Deliveries.  Seller shall, within ten (10) days of the Effective Date, deliver copies of any documents and other items in Seller’s possession or under Seller’s control, that are reasonably requested by Buyer or if not requested, information that Seller in good faith believes is or may be materially pertinent to Buyer’s “due diligence review,” including without limitation, copies of building permits, if any, any current surveys, maps, studies, engineering reports, soils reports, well reports, drainage studies, crop maps, planting histories, environmental assessments and reports, operating permits, air pollution control district permits, fertilizer, herbicide and pesticide storage, use application and disposal records. Seller shall, within five (5) days of receipt thereof, complete and return to Buyer or Buyer’s environmental consultant, the standard Phase I environmental assessment questionnaire prepared by Buyer’s environmental consultant.

6.3Condition of Title.  Within five (5) days after the Effective Date, Seller shall cause Escrow Holder to issue its preliminary report of title for the Land (the “Preliminary Report”) together with copies of all exceptions referred to therein, and legible copies of all off-record matters referred to therein or of which Seller otherwise has knowledge and which affect title to the Land.  Seller shall convey title to the Land and Improvements to Buyer free and clear of all monetary liens and encumbrances (except a lien for current real property taxes and assessments collected with such taxes), and subject only to non-monetary encumbrances, contracts, agreements, rights, easements, rights-of-way, and mineral leases, rights and reservations set forth in the Preliminary Report that have been specifically approved by Buyer in writing (the “Permitted Exceptions”).  Upon receipt of the Preliminary Report and copies of all of documents referred to above, Buyer shall have fifteen (15) days within which to notify Seller in writing of any exceptions to title disclosed thereby that Buyer, in its reasonable discretion, disapproves (the “Objectionable Exceptions”).  Seller shall have an affirmative obligation to remove all monetary liens and encumbrances, including without limitation tax liens for delinquent taxes and assessments (but not liens for current taxes and assessments), mechanic’s liens, judgments, deeds of trust, and financing statements (“Monetary Exceptions”), and any right, interest or claim that may exist, arise or be asserted against the Title under or pursuant to the Perishable Agricultural Commodities Act of 1930, as amended, 7 USC 499a et seq., the Packers and Stockyard Act of 1921, as amended, 7 USC 181 et seq., or any similar state laws (collectively, “PACA Liens”), whether or not listed in the Buyer’s notice of Objectionable Exceptions. If Buyer notifies Seller of one or more Objectionable Exceptions, Seller shall have five (5) days after receipt of such written notice to (i) remove or agree to remove the Objectionable Exception(s) prior to the Close of Escrow, and proceed to close the sale; or (ii) refuse to remove the Objectionable Exception(s), in which case Buyer may elect to waive its objection and close the sale, or withdraw its offer to purchase the Property and receive a refund of the Deposit, whereupon neither Party shall have any further obligation to sell or purchase the Property.

Buyer may at its cost and expense, undertake a boundary or full ALTA survey of the Land (the “Survey”).  In the event that Buyer elects to have the Land or any portion of it surveyed, Buyer shall have until the earlier of (i) five (5) days following receipt of the Survey and any amended Preliminary Report issued as a result thereof, or (ii) five (5) days prior to the expiration of the Due Diligence Period, to raise additional Objectionable Exceptions disclosed by the Survey but not otherwise described in the Preliminary Report (an “Arising Exception”).  If thereafter, but prior to the Close, the Survey is materially changed, revised or amended, Buyer shall have an additional five (5) days within which to raise additional Objectionable Exceptions arising from such change, revision or amendment.  In the event Buyer gives timely notice of an Arising Exception, then the evaluation and elections concerning such Arising Exception shall be conducted in the same manner and time periods as Objectionable Exceptions as specified in this Section 6.3 above.

Seller will convey marketable title to any of the Improvements that are personal property, the Maps and Records, Intangible Interests, Water and Mineral Rights, and Environmental Attributes to Buyer at the Close of Escrow, free of all liens and encumbrances.

6.4Buyer’s Access to the Land and Improvements.  Buyer and its employees, agents and contractors, may, at Buyer’s sole cost and expense, enter onto the Land in connection with performing Buyer’s inspections of the Property (the “Inspections”) at all reasonable times.  The Inspections may include any tests, including without limitation, soil samples, boring, and backhoe pits in order to assess the condition of the subsurface of the Land and capacity for drainage, drilling test water wells, tests in connection with any Phase I or Phase II environmental assessment or any other tests which involve drilling, boring or other similar intrusive or invasive action on or under the Property, provided that Buyer first gives Seller written notice of its intent to do so and so long as Buyer restores such pits or disturbed areas and abandons any wells in accordance with applicable regulations, should Buyer fail to purchase the Property. In the event that before the end of the Due Diligence Period, Buyer elects not to pursue this transaction, (i) all due diligence materials provided to Buyer by Seller shall be returned to Seller except for such copies as Buyer may be required to maintain for regulatory purposes and (ii) Buyer shall provide Seller with copies of all third party reports, appraisals, or surveys prepared in connection with the Property at no cost to Seller.  In the event any Inspection discloses any actual or potential finding which may require reporting under any regulations or statute, then, to fullest extent permitted by law, and unless it is determined that Buyer has an obligation to report, the Parties agree that Seller alone shall determine the necessity and manner of such reporting, if any, and Seller will defend, indemnify and hold Buyer harmless form any liability, damage or penalty resulting Seller’s reporting activities or failure to timely, fully or accurately report as required.

In addition to the foregoing, Seller will deliver to Buyer within ten (10) business days of the Effective Date, a Natural Hazards Disclosure Statement (the “Natural Hazards Disclosure”) with respect to the Property.  Prior to the Close of Escrow, Buyer shall deliver to Seller through Escrow, documents evidencing and acknowledging receipt and acceptance of the Natural Hazards Disclosure and all other disclosures that are required in connection with the conveyance of a residence, mobile home, or other structure, if any, in California.

7.Conditions.

7.1Buyer’s Conditions Precedent.  Buyer’s obligation to purchase the Property is subject to satisfaction or Buyer’s express written waiver of the following conditions precedent prior to the expiration of the Due Diligence Period in the case of Subsections (a) through (h) below, within one (1) business day after expiration of the Due Diligence Period in the case of Subsection (i) below, or prior to the Close of Escrow as to Subsections (j) through (m) below:

(a)Physical Inspection of the Property and Investigation of Due Diligence Materials.  Buyer’s review and approval, in Buyer’s sole and absolute discretion, of all Due Diligence Materials and matters, including the physical condition of the Property, including without limitation Buyer’s approval of the determination of the net planted acres of the Property.

(b)Deliveries.  Buyer’s review and approval, in Buyer’s absolute discretion, of the Seller’s deliveries pursuant to Section 6.2 above.

(c)Title Policy.  Escrow Holder’s irrevocable commitment to issue the Buyer’s Title Policies complying with the requirements of Section 11.1(b) below.  By the expiration date of the Due Diligence Period, Buyer shall obtain from Escrow Holder an irrevocable commitment for the issuance of such Buyer’s ALTA Extended Coverage of Title Policies insuring (i) Waterman (or Waterman’s Authorized Assignee) as the owner of the Tulare Land, and (ii) Stoneman (or Stoneman’s Authorized Assignee) as the owner of the Fresno Land, each subject only to the Permitted Exceptions.

(d)Appurtenant Rights, etc.  Buyer’s satisfaction and confirmation that all Appurtenant Rights, Water and Mineral Rights, Environmental Attributes, and Intangible Interests Buyer desire to acquire, will be assigned to, transferred to or acquired by Buyer at Closing.

(e)Other Property.  Buyer’s satisfaction that good and marketable title to the Maps and Records, Intangible Interests, Water and Mineral Rights, Environmental Attributes, and the Crops will be conveyed to Buyer free and clear of liens and encumbrances.

(f)Not used.

(g)Residences.  Seller shall have properly terminated any and all residential leases and residential tenancy agreements affecting the Property, unless Buyer has agreed in writing to assume such lease or tenancy agreement, as applicable.  All other such residences on the Property, if any, shall be vacant and untenanted, unless Buyer has agreed to include the residence in the Lease and any existing residential leases and residential tenancy agreements related to such residences have been terminated and replaced by new sub-leases by Green Leaf (as defined below) as landlord to be effective on or after the closing.

(h)Rights of First Refusal.  Any rights of first refusal or rights of first offer to purchase the property, or any portion thereof, shall have been terminated by Seller, at Seller’s cost and expense, and evidence of such termination satisfactory to Buyer in its sole discretion provided to Buyer.

(i)Member Approval.  Buyer’s Members or its properly delegated representatives shall have approved this Agreement and Buyer’s acquisition of the Property on the terms and subject to the conditions herein set forth.

(j)Lease.  Buyer shall have entered into (i) one or more leases of that portion of the Property which is actively producing beginning at the Closing (collectively, the “Lease”), and (ii) one or more farm management agreements for that portion of the Property which is under development or redevelopment, if any (collectively, the “Farm Management Agreement”) beginning at the Closing, each with Green Leaf Farms, Inc., a California corporation, individually or together with either or both of Seller and Sun Dial Farms, LLC, a California limited liability company (collectively “Green Leaf”), subject to Buyer’s review and satisfaction of the creditworthiness of Green Leaf, in the form and substance as set forth in Exhibit B with respect to the Lease, and as set forth in Exhibit C with respect to the Farm Management Agreement, each attached hereto, which Lease shall include the 2015/2016 Crops. The acreages listed in the Lease and the Farm Management Agreement are subject to adjustment based on the Survey.

(k)Material Adverse Change.  There shall not have occurred a material adverse change in the condition of the Property that in Buyer’s reasonable business judgment shall have materially reduced the value of the Property as a financial investment.

(l)Concurrent Escrow #1.  Booth (CA) LLC, a Delaware limited liability company, and Sun Dial Farms, LLC, a California limited liability company, shall be prepared to close escrow and consummate the purchase and sale of that certain real property located in (i) Merced County and designated as APN 053-092-015, and (ii) Tulare County and designated as APNS 013-060-005, 013-070-008, 012-250-024, 012-250-054, 012-260-012, 012260-026, and 012-260-061 (the “Concurrent Escrow #1”); and

(m)Concurrent Escrow #2.  Waterman (CA) LLC, a Delaware limited liability company, Bartlett (CA) LLC, a Delaware limited liability company, and Bear Creek Ranch, LLC, a California limited liability company, shall be prepared to close escrow and consummate the purchase and sale of that certain real property located in (i) Merced County and designated as APN 053-092-015, and (ii) Tulare County and designated as APNS 013-060-005, 013-070-008, 012-250-024, 012-250-054, 012-260-012, 012-260-026, and 012-260-061 (the “Concurrent Escrow #2” and together with Concurrent Escrow #1, the “Concurrent Escrows”).

7.2Failure of Buyer’s Conditions Precedent; Election to Terminate.  The foregoing conditions shall be deemed approved or waived by Buyer only upon Buyer’s written approval or waiver being given to Seller and Escrow Holder (a “Waiver of Conditions Notice”) prior to the expiration of the Due Diligence Period in the case of Subsections 7.1 (a) through (h), within one (1) business days after expiration of the Due Diligence Period in the case of Subsection 7.1 (i) above or prior to the Close of Escrow as to Subsections (j) through (m) above.  In the event that one or more of the foregoing conditions has not been fulfilled or waived by Buyer in Buyer’s sole and absolute discretion regardless of reason or reasons, then at Buyer’s option, this Agreement shall terminate upon Buyer’s timely delivery of a written Termination Notice (the “Termination Notice”) and the Deposit shall be refunded to Buyer.  Upon such termination, all obligations and liabilities of Buyer and Seller under this Agreement shall terminate, except any such obligations which by their nature survive or which are specifically described herein as surviving any termination.  The Parties shall share equally any cancellation fees of the Escrow Holder.

8.Seller’s Representations and Warranties.

8.1Seller’s Representations and Warranties.  Seller hereby warrants, represents, covenants, and certifies to Buyer that:

(a)Good Standing.  Seller is a limited liability company that is properly and duly formed, validly existing and in good standing under the laws of the State of California.

(b)Authority.  Seller, acting through any of its duly empowered and authorized members, managers, and agents, has all necessary entity power and authority to transact the business in which it is engaged, and has full power and authority to enter into this Agreement, to execute and deliver the documents and instruments required of Seller herein, and to perform its obligations hereunder; and no consent of any other person or entity is required to so empower or authorize Seller.  This Agreement has been duly authorized, executed and delivered by Seller, is the legal, valid and binding obligation of Seller, and neither this Agreement nor compliance with or fulfillment of the terms and conditions hereof will conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any agreement to which Seller is a party or by which Seller is otherwise bound, or any judicial order to which Seller is a party or to which Seller is subject. All documents to be executed by Seller which are to be delivered at Closing, will, at the time of Closing, (i) be duly authorized, executed and delivered by Seller, (ii) be legal, valid and binding obligations of Seller, and (iii) not violate, to the best of Seller’s knowledge, any provision of any agreement or judicial order to which Seller is a party or to which Seller is subject.

(c)No Options.  Except as set forth on Schedule 8.1(c), attached hereto, Seller has not granted any options or other rights to purchase any portion of the Property to any person or entity.

(d)OFAC Compliance.  Seller (which, for the purposes of this Section 8.1(d), shall include its partners, members, beneficial owners and affiliates) (i) has not been designated as a “specifically designated national and blocked person” on the most current list published by the Office of Foreign Asset Control of the U.S. Department of the Treasury (“OFAC”) at its official website (http://www.treas.gov/ofac/t11sdn.pdf) or at any replacement website or other replacement official publication of such list (collectively, the “List”); (ii) is currently in compliance with and will at all times during the term of this Agreement (including any extension thereof) remain in compliance with the regulations of OFAC and any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto; and (iii) will not transfer or permit the transfer of any controlling interest in Seller to any person or entity who is, or any of whose beneficial owners are, listed on the List.

(e)Litigation.  To the best of Seller’s knowledge, there are no actions, suits or proceedings (including arbitration proceedings) pending or threatened against Seller which could have a material adverse effect on any portion of the Property, its use, operation or Seller’s interest therein, the Leases, or Seller’s ability to perform its obligations hereunder.

(f)Legal Parcels.  To the best knowledge of Seller, the Land consists of separate and complete legal parcels in compliance with applicable subdivision and zoning laws, ordinances, policies, rules and regulations.

(g)Foreign Person and Withholding.  Seller is not a “foreign person” within the meaning of Sections 1445(f)(3) and 7701(a)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), and is not subject to any federal, state or local withholding obligation of Buyer under the tax laws applicable to Seller or the Property.  Seller will provide Buyer an Affidavit of Exemption pursuant to Section 1445(b)(c) of the Code, or provide Escrow Holder an Affidavit of non-foreign status under the Housing and Economic Recovery Act of 2008.  Seller is not subject to withholding tax under California Revenue and Taxation Section 18662, but is exempt under Section 18662(e)(1).

(h)Hazardous Materials; Environmental Matters.  Except for the disclosures made in any of the environmental reports or other information delivered to Buyer on a timely basis as required by Section 6.2, or otherwise obtained by Buyer (all of which disclosures have been fully, completely addressed and properly remediated in accordance with all applicable local, state and federal statutes, regulations, ordinances, rules and orders), Seller has not received any written notice of violation of any federal, state or local law, code, ordinance, regulation, rule or order with respect to any of the conditions described in this Section 8(h). To the best of Seller’s knowledge, no portion of the Property has ever been used as a landfill or as a dump to receive garbage, refuse, waste, or fill material (“Refuse”) whether or not hazardous, which Refuse has not been fully, completely addressed and properly remediated in accordance with all applicable local, state, and federal statutes, regulations, ordinances, rules and orders.  To the best of Seller’s knowledge, there are and have been no Hazardous Substances (as hereinafter defined) located upon, stored, handled, installed, or disposed in, on or about the Property during Seller’s ownership of the Property, excluding only such quantities of (a) motor oil, (b) gasoline, (c) other petroleum products, (d) agricultural fertilizers, (e) pesticides, (f) herbicides, and (g) other chemicals (the “Farm Chemicals”) reasonably necessary for the growing and maintenance of crops, and, at all times during Seller’s ownership of the Property the Farm Chemicals have been stored and maintained in accordance with manufacturer recommendations and in accordance with all federal, state and local laws, codes, regulations and ordinances. As used in this Agreement, the term “Hazardous Substances” means any materials, waste, contaminates, pollutants, or other substances which are toxic, dangerous, radioactive, disease causing, carcinogenic, infectious, caustic, or contain petroleum products or by-products, asbestos, heavy metals, or are defined as toxic, dangerous to health or otherwise hazardous by reference to the following sources as amended from time to time: (i) the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq. (“RCRA”); (ii) the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq.; (iii) the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq. (“CERCLA”); (iv) applicable laws of the respective jurisdictions where the Parcels are located; and (v) any federal, state or local statutes, regulations, ordinances, rules or orders issued or promulgated under or pursuant to any of those laws or otherwise by any department, agency or other administrative, regulatory or judicial body.

To the best of Seller’s knowledge, Seller and the Property have all governmental or quasi-governmental licenses, use agreements, and permits required by all governmental and quasi-governmental agencies with jurisdiction over the Property.  To the best of Seller’s knowledge, Seller and the Property are in compliance with all regulations and provisions of all governmental of quasi-governmental agencies with jurisdiction over the Property, including without limitation, those of, or that are enforced by the local Air Pollution Control District with respect to the Property and its operation, including without limitation, the Airborne Toxic Control Measure for Stationary Compression Ignition Engines (Section 93115 of Title 17 of the California Code of Regulations) and Senate Bill 700. During the course of its ownership of the Land, and to the best of Seller’s knowledge, at no time prior, has any party, including Seller, operated a Confined Animal Facility (as defined by the California Air Resources Board) on the Land.

(i)Violations.  Seller has not received any written notices of, and to the best of Seller’s knowledge there have been no uncured violations of, or any failure to comply with, any applicable law for the present use and occupancy of the Property or any applicable (i) federal, state and local law, regulation, ordinance and code, including, without limitation, building, land use, immigration, employment and zoning laws, regulations, ordinances and codes relating to the Property, (ii) development agreements or similar contracts between private parties affecting the development, construction, use and occupancy of the Property, and (iii) judgments, orders or decrees of any court having jurisdiction over Seller or the Property which relate to the Property.

(j)Bankruptcy.  Seller has not (i) made a general assignment for the benefit of creditors; (ii) filed any involuntary petition in bankruptcy or suffered the filing of an involuntary petition by Seller’s creditors; (iii) suffered the appointment of a receiver to take possession of all or substantially all of Seller’s assets; (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets; (v) admitted in writing its inability to pay its debts as they come due; or (vi) made an offer of settlement, extension or compromise to its creditors generally. Seller is solvent and able to pay its debts as they come due in the usual and ordinary course of business.

(k)Eminent Domain.  Seller has received no notice from any governmental authority and has no independent knowledge that eminent domain or similar proceedings for the condemnation of all or any portion of the Land or Improvements are pending or proposed.

(l)Contracts, etc.  Except as set forth on Schedule 8.1 (l), attached hereto, there are no leases, crop purchase contracts or other contracts or agreements relating to the Property that shall survive Close of Escrow.

(m)ERISA Compliance. (i) Seller is not an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), which is subject to Title I of ERISA, or a “plan” as defined in Section 4975(e)(1) of the Code, which is subject to Section 4975 of the Code; (ii) the Property and the assets of Seller do not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA or Section 4975 of the Code; (iii) for purposes of Section 3(14) of ERISA, Seller is not a party in interest with Buyer; and (iv) transactions by or with Seller are not in violation of state statutes applicable to Seller that regulate investments of and fiduciary obligations with respect to governmental plans.

(n)Employees.  Seller has no employees to whom, by virtue of such employment, Buyer will have any obligation to after the Closing.

(o)Union Activity.  There are no union contracts applicable to any of the employees of Seller, or any employees of any independent contractor to Seller who perform services on the Land or employment contracts which would be the responsibility of Buyer upon the Close of Escrow.

(p)Mechanics’ Liens.  Seller acknowledges that work has been done upon, or materials delivered to, the Property by or at the request of Seller, or with Seller’s knowledge, which is or may not be fully paid for at the time of closing, however, Seller has received no notice of any mechanics’ liens that have been asserted with respect to the Property or any part or parcel thereof prior to the Closing.  Seller will promptly pay any and all amounts due with respect to such work commenced by Seller prior to Closing, and shall indemnify and defend Buyer from and against and hold Buyer harmless from any such amounts and any and all mechanics’ liens arising from works or improvements commenced on the Property prior to Closing.  The indemnification set forth in this Section 8.1(p) shall survive the Close of Escrow.

(q)Wetlands.  Seller has not received written notice of any discharge of dredge or fill materials occurring from the Property into any “waters of the United States,” as defined in 33 CFR § 328.3 (July 1, 2007 edition), and Seller has not received any written notice from the United States Army Corps of Engineers that such “waters of the United States” exist on the Property.

(r)Storage Tanks.  To the best of Seller’s knowledge, no underground storage tank is or has been located or used on any portion of the Property.

(s)Historical Significance.  To the best of Seller’s knowledge, no portion of the Property has been designated a site or area of archeological or historical significance under and federal, state or local law, regulation or ordinance.

(t)Burial Site.  To the best of Seller’s knowledge, no portion of the Land has been used as a human burial plot or site.

(u)Hunting Leases.  No portion of the Land is subject to hunting leases or hunting licenses.

(v)Restrictions on Proposed Use.  Seller has no knowledge of any conditions, facts or factors concerning the Property which could prohibit, impede, restrict, interfere or materially increase the cost of Buyer’s proposed use thereof as a commercial pistachio orchard.

(w)Off Record Matters.  Seller has no knowledge of any lien, encumbrance, right, right of way, easement, contract, agreement or other encumbrance of title to the Property other than as set forth in the Preliminary Report.

(x)Habitat.  To the best of Seller’s knowledge, no portion of the Property has been designated as, or is eligible for designation as, a critical habitat for a threatened or endangered species under the Endangered Species Act of 1973, 16 U.S.C. §§ 1531-1534.  The Land is not subject to any Management Plan for the protection or preservation of threatened or endangered species.

(y)Patented Crops.  To the best of Seller’s knowledge, the production of crops from the Permanent Plantings on the Land is not in violation of any patent or registered or unregistered trademark or copyright, Seller has received no notice or claim of such violation, and the production and sale of the produce of the Permanent Plantings do not require the payment of any royalty or other similar payment to any person or entity.

(z)Permanent Plantings.  There are, and shall be as of the Close of Escrow, located on the Property those permanent plantings (the “Permanent Plantings”) in the acreages and varieties listed on Schedule 8.1(z), attached hereto.

(aa)Disease.  To the best of Seller’s knowledge, none of the Permanent Plantings carries any disease, fungus, pest or other adverse condition that has the potential to materially affect the production of the Permanent Plantings.

(bb)Like-Kind Exchange.  Seller, at no cost to Seller, agrees to cooperate in all reasonable respects relating to any 1031 Exchange requested by Buyer provided that the Closing is not delayed as a result thereof.

8.2Recertification.  Seller shall be obligated, during the pendency of the Escrow, to notify Buyer of the existence of any condition or fact of which Seller becomes aware after the date hereof which Seller would have been obligated to disclose to Buyer pursuant to Section 6.2 and/or 8.1 if it had knowledge of such fact or condition on or prior to the date hereof.  Each of the disclosures shall, as to such disclosure, reopen Buyer’s due diligence period for five (5) business days and shall be subject to the provisions of Section 7.2.  If the notification is received by Buyer within ten (10) days of the scheduled Closing Date, then the Closing shall be delayed for five (5) business days as well.  Seller at Closing shall recertify the warranties and representations contained in Section 8.1 as modified by disclosures made by Seller during the pendency of Escrow pursuant to the foregoing.

8.3Survival.  The express representations and warranties made in this Article by Buyer or Seller will not merge into any instrument of conveyance delivered at the Closing; provided, however, that any action, suit or proceeding with respect to the truth, accuracy or completeness of any such representations and warranties shall be commenced, if at all, on or before the date which is twenty-four (24) months after the date of the Closing and, if not commenced on or before such date, thereafter will be void and of no force or effect.

9.Buyer’s Representations and Warranties.

9.1Buyer hereby warrants, represents, convents and certifies to Seller and agrees that as of the Close of Escrow:

(a)Good Standing.  Each of Waterman and Stoneman is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware and it or its Authorized Assignee(s), will be authorized to transact business in the State of California if such authorization is required.

(b)Authority.  Each of Buyer, and its Authorized Assignee(s), acting through any of their respective duly empowered and authorized officers, has all necessary entity power and authority to transact the business in which it is engaged, and has full power and authority to enter into this Agreement, to execute and deliver the documents and instruments required of Buyer herein, and to perform its obligations hereunder; and no consent of any of Buyer’s directors, officers or members is required to so empower or authorize Buyer. This Agreement has been duly authorized, executed and delivered by Buyer, is the legal, valid and binding obligation of Buyer, and, neither this Agreement nor compliance with or fulfillment of the terms and conditions hereof will conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any agreement to which Buyer is a party or by which Buyer is otherwise bound, or any judicial order to which Buyer is a party or to which Buyer is subject.  All documents to be executed by Buyer which are to be delivered at Closing, will, at the time of Closing, (i) be duly authorized, executed and delivered by Buyer, (ii) be legal, valid and binding obligations of Buyer, and (iii) not violate, to the best of Buyer’s knowledge, any provision of any agreement or judicial order to which Buyer is a party or to which Buyer is subject.

(c)OFAC Compliance.  Each of Buyer or its (which, for the purposes of this Section 9.1(c), shall include its members, officers, beneficial owners and affiliates) (i) has not been designated as a “specifically designated national and blocked person” on the most current list published by the OFAC at its official website (http://www.treas.gov/ofac/t11sdn.pdf) or at any replacement website or other replacement official publication of such List; (ii) is currently in compliance with and will at all times during the term of this Agreement (including any extension thereof) remain in compliance with the regulations of OFAC and any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto; and (iii) will not transfer or permit the transfer of any controlling interest in Buyer to any person or entity who is, or any of whose beneficial owners are, listed on the List.

(d)Bankruptcy.  Neither of Buyer has filed nor been the subject of any filing of a petition under the Federal Bankruptcy Law or any insolvency laws, or any laws for composition of indebtedness or for the reorganization of debtors.

(e)Debts, Liens and Encumbrance.  Buyer shall pay, when due, any claims, liabilities, debts, injuries, liens or other encumbrances, and any consultant or other expense contracted for or incurred by Buyer incurred or arising before the Close of Escrow that relate in any manner to any of Buyer’s activities relating to the Property prior to the Closing (collectively, “Claims”) and shall indemnify, defend and hold Seller and the Property harmless from any Claims relating thereto.

(f)Like-Kind Exchange. Buyer, at no cost to Buyer, agrees to cooperate in all reasonable respects relating to any 1031 Exchange requested by Seller provided that the Closing is not delayed as a result thereof.

10.Seller’s Covenants before Closing.

10.1Leases and Agreements.  Between the date of this Agreement and the Closing, Seller, shall maintain all relevant insurance policies and shall not, without Buyer’s prior written consent: (a) enter into a lease or tenancy or occupancy agreement with respect to the Property or portion thereof, (b) enter into, amend, renew, terminate or extend any agreement affecting the Property, except for those agreements to be terminated as set forth in this Agreement; or (s) negotiate the terms of or enter into any lease or other agreement with any person or entity for the delivery of water from the Property.

10.2Property Operations.  Seller shall maintain the Property including the, Improvements in good condition and repair and will conduct good farming practices on the Property consistent with its past practices until the Closing.  During the Due Diligence Periods, Seller shall promptly notify Buyer in writing of any material changes with respect to the Property, whether voluntary or involuntary.  After the expiration of the last Due Diligence Period, Seller shall not voluntarily cause or permit any material changes with respect to the Property without Buyer’s prior written consent.

11.Closing.

11.1Closing Date.  Closing shall evidence Buyer’s and Seller’s satisfaction of their respective Closing obligations, as set forth herein.  Closing shall occur on or before the Closing Date.  Closing shall be conditioned upon:

(a)Full Performance.  Seller and Buyer shall have performed all of their respective obligations under this Agreement.

(b)Title Policies.  Escrow Holder shall be ready, willing, and able to issue upon the Closing and following recordation of the Grant Deeds to Buyer, (i) a current Owner’s ALTA Extended Coverage Policy of title insurance (or CLTA Standard Coverage Policy of title insurance, but only if Buyer shall elect not to perform the Survey) to Waterman for the Tulare Land, and (ii) a current Owner’s ALTA Extended Coverage Policy of title insurance (or CLTA Standard Coverage Policy of title insurance, but only if Buyer shall elect not to perform the Survey) to Stoneman for the Fresno Land, each at no more than the insurer’s standard rates and with such endorsements as Buyer shall reasonably request prior to expiration of the Due Diligence Period, and the Escrow Holder has agreed to issue same prior to the expiration of the Due Diligence Period (collectively, the “Buyer’s Title Policies”). Buyer’s Title Policies shall show (i) title to the Tulare Land and Improvements vested in Waterman and insured in the amount of the Tulare Purchase Price and (ii) title to the Fresno Land and Improvements vested in Stoneman and insured in the amount of the Fresno Purchase Price, each subject only to the lien of real property taxes for the current fiscal year not yet due and payable, and the Permitted Exceptions applicable to the Tulare land or Fresno Land, as applicable.  The premium for such title policies shall be paid as required under Section 13(b) and (c).

(c)Delivery.  Possession of the Property shall be delivered to Buyer at the time of the Closing free of all leases, contracts, occupancy agreements, tenancies, licenses, use agreements or otherwise and as may be included within the Permitted Exceptions.

(d)Conditions.  The conditions precedent to Buyer’s obligation to perform contained in Section 7.1 shall have been fully and completely satisfied or waived by Buyer in writing.

11.2Seller’s Closing Obligations.  On or before the Closing Date, Seller shall deposit or cause the following to be deposited into Escrow (duly executed, as appropriate), for recordation or delivery to Buyer as appropriate:

(a)One or more Grant Deeds for the Land, the Improvements, and the Water and Mineral Rights (the “Grant Deeds”) sufficient to convey insurable title to (i) the Tulare Land and the Improvements, Water and Mineral Rights appurtenant thereto to Waterman or its Authorized Assignee(s), and (ii) the Fresno Land and the Improvements, Water and Mineral Rights appurtenant thereto to Stoneman or its Authorized Assignee(s).  If the Land is located in more than one county, Seller shall deposit at least one Grant Deed per county, and Land for no more than one county shall appear on any Grant Deed.

(b)One or more Bills of Sale in form and substance reasonably acceptable to Buyer for each of: (i) the sale of the Improvements or other tangible assets constituting a portion of the Tulare Property, to Waterman and/or its Authorized Assignee(s), and (ii) the sale of the Improvements or other tangible assets constituting a portion of the Fresno Property, to Stoneman and/or its Authorized Assignee(s), all free and clear of any liens.

(c)Green Leaf’s duplicate signed counterparts of the Lease and Farm Management Agreement, as applicable.

(d)To the extent they are then in Seller’s possession and not posted at the Property, any licenses or permits issued for or with respect to the Property by governmental and quasi-governmental authorities having jurisdiction.

(e)Seller’s certification to the effect that it is not a “foreign person,” as such term is defined in Section 1445 of the Internal Revenue Code of 1986, or evidence that any taxes due have been paid or otherwise provided for.

(f)Seller’s certification to the effect that it is, or is not, subject to withholding under California Revenue & Taxation Code §18668.

(g)All keys, codes and combinations for locks, safes or security devices under Seller’s control located on the Property.

(h)Such other documents, resolutions, consents and affidavits, reasonably necessary or advisable to effect the valid consummation of the transaction evidenced by this Agreement, including without limitation all California Department of Housing and Community Development (“HCD”) documents and forms necessary to transfer title of any and all mobile homes located on the Property and registered with the HCD to Buyer, if any.

(i)Seller’s recertification required under Section 8.2.

11.3Buyer’s Closing Obligations.  On or before the Closing, Buyer or its Authorized Assignee shall deposit or cause the following to be deposited into Escrow (duly executed as appropriate) for recordation or delivery to Seller, as appropriate:

(a)The Balance of the Purchase Price, and Buyer’s share of the Closing Costs and prorations under Section 14 hereof (“Prorations”).

(b)Evidence reasonably acceptable to Seller’s counsel that the documents delivered to Seller by Buyer or its Authorized Assignee have been duly authorized by Buyer or its Authorized Assignee, duly executed on behalf of Buyer or its Authorized Assignee and when delivered constitute valid and binding obligations of Buyer or its Authorized Assignee.

(c)Preliminary Change of Ownership Reports in the form specified by Tulare County and Fresno County, as applicable, with respect to the Tulare Land, and a Preliminary Change of Ownership Report in the form specified by Fresno County, with respect to the Fresno Land (collectively, the “PCOR”).

(d)Buyer’s duplicate signed counterparts of the Lease and Farm Management Agreement, as applicable.

(e)Such other documents, resolutions, consents and affidavits, reasonably necessary or advisable to effect the valid consummation of the transaction evidenced by this Agreement.

11.4Escrow Holder Closing Obligations.  The Escrow Holder shall close escrow on the Closing Date (i) if it has received all of the items to be deposited by Seller pursuant to Section 11.2, and all of the items to be deposited by Buyer pursuant to Section 11.3, and (ii) it is prepared to issue Buyer’s Title Policy in the condition required in Section 11.1(b) above.  The Title Company shall close escrow by:

(a)Recording the Grant Deeds in the Official Records of Tulare County and Fresno County, as applicable, with instructions to return the recorded Grant Deeds to Buyer with a conformed copy to Seller and file the PCORs in Tulare County, California, and Fresno County, California, as applicable;

(b)Issuing the Buyer’s Title Policies;

(c)Delivering to Seller the proceeds due Seller, after deducting Seller’s share of Closing Costs (as defined in Section 12 below), and adjusting for prorations;

(d)Delivering to Buyer, Seller’s certification that it is not a “foreign person”;

(e)Entering the Closing Date as the effective date on the counterparts of the Lease, and delivering one fully executed original each to Buyer and Green Leaf;

(f)Delivering to Buyer the items deposited into Escrow by Seller for delivery to Buyer; and

(g)Delivering to Seller the items deposited into Escrow by Buyer for delivery to Seller including the balance of the Purchase Price, less the deductions and adjustments set forth in item (c) above.

12.Water Wells.  Seller, at Seller’s sole cost and expense, shall have made all wells on the Property drilled in 2014 and 2015 fully operational, and shall complete all well, pump and motor repairs and related work currently in progress for all wells on the property, including without limitation (i) the replacement of two 15 hp motors on new wells located in Block 10 with 30 hp motors, and (ii) upgrade (through the electric utility provider) of the electrical transformers, using reasonable diligence within sixty (60) days after the Close of Escrow, provided that those wells, if any, identified in Schedule 12, shall be completed and operational prior to the Close of Escrow. Seller shall not be in violation of this covenant for any wells which are not completed and operational in the timeframe set forth in this Section 12 if the delay is caused solely by the availability of a third party utility provider or contractor, and Seller shall have timely and properly submitted all requests for service and connection thereto.  This covenant shall survive the Close of Escrow and remain an obligation of Seller until all such work is completed and paid for by Seller.

13.Closing Costs.  All Closing Costs incurred in connection with closing the Escrow shall be paid as follows:

(a)Buyer and Seller shall pay their respective: (i) legal fees and expenses, and (ii) share of prorations as provided in the Closing Statement.

(b)Seller shall pay (i) 100% of the documentary transfer taxes, sales taxes and transfer taxes applicable to the sale, and the cost of recording and filing of any instrument to be recorded or filed as provided herein, (ii) one-half of the escrow fees, (iii) and the costs of title search and premiums for two Owner’s ALTA Extended Title Policy, one for each of the Tulare Property and Fresno Property, and all endorsements that Buyer shall reasonably require.

(c)Buyer shall pay (i) one-half of the escrow fees, and (ii) the costs of an ALTA site survey.

(d)Escrow Holder shall prepare a closing statement in form and content satisfactory to Buyer and Seller with respect to the transaction contemplated by this Agreement and deliver the same to Buyer and Seller within five (5) days prior to the Close of Escrow for their approval in writing (provided each will provide Escrow Holder with the information necessary to prepare such closing statement) (“Closing Statement”).

14.Prorations.  The following are to be paid by Buyer or Seller or prorated and apportioned on the Closing:

14.1Utility Charges.  Seller will cause all the utility and water meters to be read as of the Closing and will be responsible for the cost of all utilities and water used prior to that time.

14.2Other Apportionments.  Liability for real property taxes and assessments and water district or water company assessments if any, shall be prorated at and as of the Close of Escrow using the latest tax bills.  Rent or income under all farm related, hunting and mineral leases, if any, shall be prorated as of the Close of Escrow.

14.3Survival.  The provisions of this Section 14 shall survive the Closing; provided, however, that all claims for improper proration or adjustment under Section 13 must be made in writing to the other Party within six months after the Closing Date.

15.Risk of Loss.  Risk of physical loss to the Property shall be borne by Buyer from and after the date that Buyer receives possession thereof, except that in the event of the loss or destruction of a material part of the Property prior to the Closing, from a cause other than the intentional act or omission or negligence of Buyer then, at Buyer’s sole option, and upon Buyer’s written notice to Seller within ten (10) days of Buyer’s receipt of notification of such loss, both Parties may be relieved of their obligations and this Agreement shall be deemed void and without further effect, and the Deposit and accrued interest shall be returned to Buyer, unless Seller shall restore the lost or destroyed portion of the Property, or Buyer and Seller agree to reduce the Purchase Price by the value of the lost or destroyed portion of the Property.

16.Assignment.  Provided that Buyer remains fully liable for all of Buyer’s obligations hereunder, Buyer may assign any or all of its rights and obligations under this Agreement, including the right to purchase the Property, by giving Seller notice of such assignment at least three (3) days prior to the Close of Escrow, containing the name of the assignee (“Authorized Assignee”), the portion of the Property to be acquired by such Authorized Assignee.  Any Investor to whom Buyer assigns some or all of its rights under this Agreement shall be an Authorized Assignee.  Each Authorized Assignee shall be obligated jointly and severally to fulfill all of Buyer’s duties and obligations under this Agreement with respect to the portion of the property to be purchased by such Authorized Assignee and the warranties and representations of Buyer shall be the warranties and representations of the Authorized Assignee.  Seller may not assign its rights hereunder or any of them without the prior written consent of Buyer.

17.Brokers.  Buyer and Seller each represent and warrant to the other that, neither has engaged the services of any other real estate broker, salesperson, agent or finder, nor done any other act nor made any statement, promise or undertaking which would result in the imposition of liability for the payment of any other real estate brokerage commission, finder’s fee or otherwise in connection with the transaction described herein.  In the event that any person or entity perfects a claim for a brokerage commission, finder’s fee or otherwise, based upon any such agreement, statement or act, the Party through whom such person or entity makes such claim shall be responsible therefor and shall defend, indemnify and hold the other Party and the Property harmless from and against such claim and all loss, cost and expense associated therewith, including attorney’s fees.

18.Attorney’s Fees; Pre-litigation Dispute Resolution.  Each Party shall pay the fees and expenses of its own attorneys in connection with the preparation, negotiation and execution of this Agreement.  In the event of any action between the Parties hereto for breach of or to enforce any provision or right hereunder, the unsuccessful Party in such action shall pay to the successful Party all costs and expenses expressly including, but not limited to, reasonable attorneys’ fees and costs, including but not limited to expert fees, incurred by the successful Party in connection with such action.  The Parties agree that before either institutes litigation against the other arising from this Agreement, it will make a good faith attempt to meet with the other Party first and attempt to resolve the dispute.

19.Notices.  All notices and demands which either Party is required or desires to give to the other shall be given in writing by certified mail, return receipt requested with appropriate postage paid, by personal delivery or by private overnight courier service to the address set forth below for the respective Party, or by fax with an electronic confirmation of delivery or by e-mail (followed by notice by mail or overnight courier as provided above); provided that if any Party gives notice of a change of name or address, notices to that Party shall thereafter be given as demanded in that notice. All notices and demands so given shall be effective upon receipt by the Party to whom notice or demand is being given, except that any notice given by certified mail shall be deemed delivered three (3) business days after deposit in the United States Mails, and any notice given by overnight courier shall be deemed delivered one (1) business day after delivery to the overnight courier.

If to Buyer:

Waterman (CA) LLC and
Stoneman (CA) LLC
c/o Prudential Agricultural Investments
7108 N. Fresno Street, Suite 400
Fresno, CA 93720
Attn:  Steve Fessler
Telephone:  (559) 437-3243
Email: stephen.fessler@prudential.com

With a copy to:

Bolen Fransen Sawyers LLP
Attn: Lisa A. Cutts, Esq.
7405 N. First Street
Fresno, CA 93720
Telephone: (559) 226-8177
Email: lac@bolenfransen.com

If to Seller:

Cactus Corner, LLC
Attention: John Colbert
1665 Marion Street
Kingsburg, CA 93631
Telephone:  (559) 597-8014
Email: johnc@greenleaffarmsinc.com

With a copy to:

Young Woolridge, LLP
Attn: Rob Noriega, Esq.
1800 30th Street, Fourth Floor
Bakersfield, CA 93301
Telephone:  (661) 327-9661
Email: rnoriega@youngwooldridge.com

20.Waivers.  Any Party can waive a provision, condition or covenant contained in this Agreement, which is included herein for the benefit of the Party making such waiver.  Any such waiver shall be in writing and delivered to the other Party and the Escrow Holder.  No waiver by any Party of any covenant, condition or breach hereunder shall be deemed a waiver of any other subsequent covenant, condition or breach.

21.California Law.  This Agreement shall be governed by and construed in accordance with California law.  Any legal action brought by any Party to interpret or enforce this Agreement shall be venued in the appropriate state or federal court sitting in the City and County of Fresno, California.

22.Business Days. In the event that this Agreement calls for an act to be performed, or a notice to be given, on or by a specific date, which date falls on a Saturday, Sunday, or holiday (as defined in Section 6700 and 6701 of the California Government Code), then such act may be performed upon or such notice given on the next business day with the same effect as if it had been performed on the day appointed.  Any reference to “business days” herein shall mean those days other than Saturdays, Sundays, or holidays (as defined in Section 6700 and 6701 of the California Government Code).

23.WAIVER OF JURY TRIAL.  TO THE FULLEST EXTENT THAT IT MAY HEREAFTER BE PERMITTED BY LAW, THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL- ENCOMPASSING OF ANY AND ALL DISPUTES (EACH A “DISPUTE”, AND COLLECTIVELY, ANY OR ALL, THE “DISPUTES”) OF ANY KIND WHATSOEVER THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT

CLAIMS, ANTITRUST CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON-LAW OR STATUTORY CLAIMS.  THE PARTIES FURTHER WARRANT AND REPRESENT TO ONE ANOTHER THAT IT HAS REVIEWED THIS WAIVER WITH LEGAL COUNSEL OF ITS OWN CHOOSING, OR HAS HAD AN OPPORTUNITY TO DO SO, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS HAVING HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL.

24.Entire Agreement.  This Agreement is the entire agreement between the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements between the Parties hereto with respect thereto.  This Agreement may not be altered, amended, changed, terminated or modified in any respect or particular, unless the same shall be in writing and signed by the Party to be charged.

25.Validity.  Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid under applicable law, but, if any provision of this Agreement shall be invalid or prohibited thereunder, such provision shall be effective to the extent of such prohibition without invalidating the remainder of such provision or the remaining provisions of this Agreement.

26.Facsimile Electronic Signatures.  For all documents to be executed by the Parties pursuant hereto, except documents to be recorded or where originals are otherwise required, Escrow Holder is instructed to accept, and the Parties agree to accept, facsimile or electronic e-mail signatures of the signor if the signor or his representative has assured Escrow Holder that the original has been placed in regular mail to the Escrow Holder.

27.Time.  Time is of the essence of this Agreement.

28.Counterparts.  This Agreement may be signed by the Parties in different counterparts and the signature pages combined to create a document binding on all Parties.

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first above written.

SELLER	BUYER
CACTUS CORNER, LLC, a California limited liability company	WATERMAN (CA) LLC, a Delaware limited liability company
By:/s/ John Colbert Name:John Colbert Its:Authorized Signatory	By:American Farmland Company L.P., a Delaware limited partnership, Managing Member
By:/s/ Jim Crecelius Name:Jim Crecelius Its:Authorized Signatory	By:American Farmland Company, a Maryland corporation, as general partner
Date of Execution: 12/17/15	By:/s/ Geoffrey Lewis Geoffrey Lewis, Treasurer
STONEMAN (CA) LLC, a Delaware limited liability company
By:American Farmland Company L.P., a Delaware limited partnership, Managing Member
By:American Farmland Company, a Maryland corporation, as general partner
By:/s/ Geoffrey Lewis Geoffrey Lewis, Treasurer
Date of Execution: 12/17/15
Effective Date: 12/17/15

ACCEPTANCE BY ESCROW HOLDER

FIRST AMERICAN TITLE COMPANY, a California corporation, hereby acknowledges that it has received an executed counterpart of the foregoing Purchase and Sale Agreement and Joint Escrow Instructions and agrees to act as Escrow Holder thereunder, and to be bound by and perform the terms thereof as such terms apply to Escrow Holder.

FIRST AMERICAN TITLE COMPANY,
a California corporation

By:/s/ C. Gray

Name:/s/ C. Gray

Title:Escrow Officer

Escrow Number:  5034741 - 5051797

Dated:12/18/15

-ESCROW ACCEPTANCE PAGE-

EXHIBIT A
LEGAL DESCRIPTION OF LAND

REAL PROPERTY SITUATE IN THE COUNTY OF TULARE, STATE OF CALIFORNIA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL 1: APN 013-060-009

THE NORTHWEST QUARTER OF SECTION 4, TOWNSHIP 16 SOUTH, RANGE 24 EAST, MOUNT DIABLO BASE AND MERIDIAN, IN THE COUNTY OF TULARE, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF.

EXCEPTING THEREFROM THAT PORTION DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWEST CORNER OF SECTION 4; THENCE SOUTH 88° 52’ 00” EAST, 1350.00 FEET; THENCE SOUTH 0° 00’ 13” EAST, 2729.61 FEET TO THE SOUTH LINE OF THE NORTHWEST QUARTER OF SAID SECTION 4; THENCE SOUTH 89° 10’ 26” WEST ALONG THE SOUTH LINE OF SAID NORTHWEST QUARTER 1350.00 FEET TO THE SOUTHWEST CORNER OF SAID NORTHWEST QUARTER; THENCE NORTH 0° 00’ 04” WEST, ALONG THE WEST LINE OF SAID NORTHWEST QUARTER, 2775.77 FEET, TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM AN UNDIVIDED ONE-HALF INTEREST OF ALL OIL, GAS AND MINERALS AND OF ALL OIL GAS AND MINERALS RIGHTS UPON AND UNDER THE NORTHWEST QUARTER OF SECTION 4, TOWNSHIP 16 SOUTH, RANGE 24 EAST, MOUNT DIABLO BASE AND MERIDIAN, AND THE RIGHT TO ENTER THEREON AND TO USE IN A PROPER MANNER SO MUCH OF THE SURFACE AS MAY BE REASONABLE FOR THE PURPOSE OF EXTRACTING THE OIL, GAS AND MINERALS THEREON AND THEREUNDER AS EXCEPTED AND RESERVED BY SECURITY-FIRST NATIONAL BANK OF LOS ANGELES, A NATIONAL BANKING ASSOCIATION, IN DEED TO CALIFORNIA ASSETS CORPORATION, A CALIFORNIA CORPORATION, DATED MAY 12,1941, RECORDED MAY 15, 1941 IN BOOK 942 PAGE 163 OF OFFICIAL RECORDS.

PARCEL 2: APN 013-060-010

THE WEST HALF OF THE NORTHEAST QUARTER OF SECTION 4, TOWNSHIP 16 SOUTH., RANGE 24 EAST, MOUNT DIABLO BASE AND MERIDIAN, IN THE COUNTY OF TULARE, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF.

EXCEPTING THEREFROM AN UNDIVIDED ONE-HALF INTEREST OF ALL OIL, GAS AND MINERALS AND OF ALL OIL GAS AND MINERALS RIGHTS UPON AND UNDER THE NORTHWEST QUARTER OF SECTION 4, TOWNSHIP 16 SOUTH, RANGE 24 EAST, MOUNT DIABLO BASE AND MERIDIAN, IN THE COUNTY OF TULARE, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF, AND THE RIGHT TO ENTER THEREON AND TO USE IN A PROPER MANNER SO MUCH OF MINERALS THEREON AND THEREUNDER FOR THE PURPOSE OF EXTRACTING THE OIL, GAS

AND MINERALS THEREON AND THEREUNDER AS EXCEPTED AND RESERVED BY SECURITY-FIRST NATIONAL BANK OF LOS ANGELES, A NATIONAL BANKING ASSOCIATION, IN DEED TO CALIFORNIA ASSETS CORPORATION, A CALIFORNIA CORPORATION, DATED MAY 12, 1941 RECORDED MAY 15, 1941 IN BOOK 942, PAGE 163 OF OFFICIAL RECORDS.

REAL PROPERTY SITUATE IN THE COUNTY OF FRESNO, STATE OF CALIFORNIA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL 3: PORTION OF APN 185-071-16

LOTS 1 AND 10 OF CITRUS COVE RANCH, IN SECTION 15, TOWNSHIP 14 SOUTH, RANGE 24 EAST MOUNT DIABLO BASE AND MERIDIAN ACCORDING TO THE MAP OF CITRUS COVE, IN THE UNINCORPORATED AREA, COUNTY OF FRESNO, STATE OF CALIFORNIA, THEREOF RECORDED FEBRUARY 6, 1913 IN BOOK 9, PAGE 4 OF RECORD OF SURVEYS, FRESNO COUNTY RECORDS.

TOGETHER WITH THAT PORTION OF THE SOUTH HALF OF THE NORTHEAST QUARTER OF SECTION 15, TOWNSHIP 14 SOUTH, RANGE 24 EAST, MOUNT DIABLO BASE AND MERIDIAN, ACCORDING TO THE OFFICIAL PLAT THEREOF, LYING SOUTH OF THE NORTH LINE OF THE LAND DESCRIBED IN THE DEED FROM STATE OF CALIFORNIA TO A.D. COLEMAN, RECORDED NOVEMBER 5, 1956 IN BOOK 3841, PAGE 241 OF OFFICIAL RECORDS, DOCUMENT NO. 77876 AND NORTH OF THE NORTHERLY LINES OF LOTS 1 AND 10 AS ABOVE REFERENCED.

EXCEPTING THEREFROM THOSE PORTIONS THEREOF CONVEYED BY A.D. COLEMAN TO THE STATE OF CALIFORNIA BY DEED RECORDED NOVEMBER 1, 1949 IN BOOK 2790, PAGE 445 OF OFFICIAL RECORDS, DOCUMENT NO. 51658. ALSO EXCEPTING THEREFROM THAT PORTION DESCRIBED AS FOLLOWS: BEGINNING AT THE INTERSECTION OF THE WEST LINE OF LOT 10 WITH THE SOUTHERLY RIGHT OF WAY LINE OF HIGHWAY NO. 180, SAID POINT BEING SOUTH 88° 25’ EAST A DISTANCE OF 20 FEET AND SOUTH 0° 19’ 34” WEST A DISTANCE OF 144.30 FEET FROM THE NORTHWEST CORNER OF THE SOUTH HALF OF THE NORTHEAST QUARTER OF SAID SECTION 15; THENCE SOUTH 0° 19’ 34” WEST A DISTANCE OF 635 FEET, THENCE SOUTH 88° 25’ EAST PARALLEL WITH THE SOUTHERLY LINE OF HIGHWAY NO. 180 A DISTANCE OF 660 FEET; THENCE NORTH 0° 19’ 34” EAST PARALLEL WITH THE WEST LINE OF SAID LOT 10, A DISTANCE OF 660 FEET TO THE SOUTH LINE OF SAID HIGHWAY NO. 180; THENCE NORTH 88° 25’ WEST ALONG LAST SAID SOUTH LINE 605 FEET; THENCE SOUTH 46° 35’ WEST A DISTANCE OF 35.36 FEET; THENCE NORTH 88° 25’ WEST A DISTANCE OF 9.99 FEET TO THE POINT OF BEGINNING.

ALSO EXCEPTING THEREFROM BEGINNING AT THE SOUTHWEST CORNER OF THE NORTHEAST ONE-QUARTER OF SECTION 15, TOWNSHIP 14 SOUTH, RANGE 24 EAST, MOUNT DIABLO BASE AND MERIDIAN; THENCE, 1) NORTH 00° 19’ 34” EAST ALONG THE WEST LINE OF SAID NORTHEAST ONE-QUARTER, 531.12 FEET TO POINT WHICH IS 779.3 FEET FROM THE NORTHWEST CORNER OF THE SOUTH ONE-

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HALF OF SAID NORTHEAST ONE-QUARTER; THENCE, 2) SOUTH 88° 25’ EAST PARALLEL WITH THE SOUTHERLY LINE OF HIGHWAY NO. 180 A DISTANCE OF 30.01 FEET TO A LINE WHICH IS PARALLEL WITH AND 30 FEET EAST (AT RIGHTS ANGLES) OF THE WEST LINE OF SAID NORTHEAST ONE-QUARTER; THENCE, 3) SOUTH 00° 19’ 34” WEST ALONG SAID LINE WHICH IS PARALLEL WITH THE WEST LINE OF SAID NORTHEAST ONE-QUARTER A DISTANCE OF 257.37 FEET TO A POINT WHICH BEARS NORTH 00° 19’ 34’ EAST, 273.09 FEET; THENCE, SOUTH 89° 40’ 25” EAST, 30.00 FEET FROM THE SOUTHWEST CORNER OF SAID NORTHEAST ONE QUARTER,; THENCE, 4) SOUTH 00° 49’ 42” EAST, 272.97 FEET TO THE SOUTH LINE OF SAID NORTHEAST ONE-QUARTER; THENCE, 5) NORTH 89° 53’ 53” WEST ALONG SAID SOUTH LINE, 27.60 FEET TO THE POINT OF BEGINNING.

PARCEL 4: PORTION OF APN 185-071-16

LOT 2 OF CITRUS COVE RANCH IN SECTION 15, TOWNSHIP 14 SOUTH, RANGE 24 EAST, MOUNT DIABLO BASE AND MERIDIAN, UNINCORPORATED AREA, COUNTY OF FRESNO, STATE OF CALIFORNIA ACCORDING TO THE MAP THEREOF RECORDED IN BOOK 9 PAGE 4 OF RECORD OF SURVEYS, FRESNO COUNTY RECORDS.

PARCEL 5: PORTION OF APN 185-071-16

LOT 3 OF CITRUS COVE RANCH IN SECTION 15, TOWNSHIP 14 SOUTH, RANGE 24 EAST, MOUNT DIABLO BASE AND MERIDIAN, UNINCORPORATED AREA, COUNTY OF FRESNO, STATE OF CALIFORNIA ACCORDING TO THE MAP THEREOF RECORDED IN BOOK 9 PAGE 4 OF RECORD OF SURVEYS, FRESNO COUNTY RECORDS.

PARCEL 6: PORTION OF APN 185-071-16

LOTS 4 AND 5 OF CITRUS COVE RANCH IN SECTION 15, TOWNSHIP 14 SOUTH, RANGE 24 EAST, MOUNT DIABLO BASE AND MERIDIAN, UNINCORPORATED AREA, COUNTY OF FRESNO, STATE OF CALIFORNIA ACCORDING TO THE MAP THEREOF RECORDED IN BOOK 9 PAGE 4 OF RECORD OF SURVEYS, FRESNO COUNTY RECORDS.

PARCEL 7: PORTION OF APN 185-071-16

LOT 7 OF CITRUS COVE RANCH IN SECTION 15, TOWNSHIP 14 SOUTH, RANGE 24 EAST, MOUNT DIABLO BASE AND MERIDIAN, UNINCORPORATED AREA, COUNTY OF FRESNO, STATE OF CALIFORNIA ACCORDING TO THE MAP THEREOF RECORDED IN BOOK 9 PAGE 4 OF RECORD OF SURVEYS, FRESNO COUNTY RECORDS.

EXCEPTING THEREFROM BEGINNING AT THE INTERSECTION OF THE WESTERLY EXTENSION OF THE SOUTH LINE OF SAID LOT 7 AND THE WEST LINE OF THE SOUTHEAST ONE-QUARTER OF SECTION 15, TOWNSHIP 14 SOUTH, RANGE 24 EAST, MOUNT DIABLO BASE .AND MERIDIAN, SAID INTERSECTION BEARS NORTH

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00° 19’ 53” EAST, 665.66 FEET FROM THE SOUTHWEST CORNER OF SAID SOUTHEAST ONE-QUARTER. THENCE: 1) NORTH 00° 19’ 53” EAST ALONG SAID WEST LINE, 665.66 FEET TO THE WESTERLY EXTENSION OF THE NORTH LINE OF SAID LOT 7; THENCE 2) SOUTH 39° 44’ 34” EAST ALONG SAID EXTENSION AND SAID NORTH LINE, 21.34 FEET; THENCE, 3) SOUTH 00° 10’ 01” EAST, 665.72 FEET TO THE WESTERLY EXTENSION OF THE SOUTH LINE OF SAID LOT 7; THENCE 4) NORTH 89° 39’ 52” WEST ALONG SAID EXTENSION OF THE SOUTH LINE A DISTANCE OF 27.13 FEET TO THE POINT OF BEGINNING.

PARCEL 8: PORTION OF APN 185-071-21

THAT PORTION OF SECTION 14, TOWNSHIP 14 SOUTH, RANGE 24 EAST, MOUNT DIABLO BASE AND MERIDIAN, IN THE UNINCORPORATED AREA OF THE COUNTY OF FRESNO, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF, LYING SOUTH AND EAST OF THE STATE HIGHWAY ESTABLISHED APRIL 4, 1958.

EXCEPTING THEREFROM THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER OF SAID SECTION 14.

PARCEL 9: PORTION OF APN 185-071-21

THE NORTHWEST QUARTER OF THE NORTHWEST QUARTER OF SECTION 13, TOWNSHIP 14 SOUTH, RANGE 24 EAST, MOUNT DIABLO BASE AND MERIDIAN, IN THE UNINCORPORATED AREA OF THE COUNTY OF FRESNO, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF.

EXCEPTING THEREFROM THAT PORTION THEREOF CONVEYED TO THE STATE OF CALIFORNIA FOR HIGHWAY PURPOSES DESCRIBED IN PARCEL 2 IN THE DEED RECORDED NOVEMBER 1, 1949 IN BOOK 2781, PAGE 406 OF OFFICIAL RECORDS, DOCUMENT NO. 51657.

PARCEL 10: APN 185-071-22

THE SOUTHEAST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 14, TOWNSHIP 14 SOUTH, RANGE 24 EAST, MOUNT DIABLO BASE AND MERIDIAN, IN THE UNINCORPORATED AREA OF THE COUNTY OF FRESNO, STATE OF CALIFORNIA, ACCORDING TO THE OFFICIAL PLAT THEREOF.

PARCEL 11: PORTION OF APN 185-071-56

LOTS 21 AND 22 IN SECTION 15, TOWNSHIP 14 SOUTH, RANGE 24 EAST, MOUNT DIABLO BASE AND MERIDIAN, ACCORDING TO THE MAP OF CITRUS COVE RANCH, IN THE UNINCORPORATED AREA, COUNTY OF FRESNO, STATE OF CALIFORNIA, THEREOF RECORDED FEBRUARY 6, 1913 IN BOOK 9, PAGE 4 OF RECORD OF SURVEYS, FRESNO COUNTY RECORDS.

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EXCEPTING THEREFROM BEGINNING AT THE SOUTHWEST CORNER OF THE NORTH HALF OF THE NORTHWEST QUARTER OF SAID SECTION, SAID SOUTHWEST CORNER BEARS SOUTH 0° 13’ 44” WEST, 1323.87 FEET FROM THE NORTHWEST CORNER OF SAID SECTION; THENCE (1) ALONG THE SOUTH LINE OF THE NORTH HALF OF THE NORTHWEST QUARTER OF SAID SECTION SOUTH 89° 38’ 21’’ EAST, 381.63 FEET; THENCE (2) SOUTH 2° 02’ 23” WEST, 61.18 FEET; THENCE (3) AT A RIGHT ANGLE NORTH 87° 57’ 37” WEST, 374.31 FEET; THENCE (4) WESTERLY ALONG A TANGENT CURVE, CONCAVE NORTHERLY, HAVING A RADIUS OF 2050 FEET, THROUGH AN ANGLE OF 0° 09’ 22”, AN ARC DISTANCIE OF 5.59 FEET TO THE WEST LINE OF SAID SECTION; THENCE (5) ALONG SAID WEST LINE, NORTH 0° 14’ 04” EAST, 50.02 FEET TO THE POINT OF BEGINNING.

PARCEL 12: PORTION OF APN 185-071-56

LOT 12 IN SECTION 15, TOWNSHIP 14 SOUTH, RANGE 24 EAST, MOUNT DIABLO BASE AND MERIDIAN, ACCORDING TO THE MAP OF CITRUS COVE RANCH, IN THE UNINCORPORATED AREA OF THE COUNTY OF FRESNO, STATE OF CALIFORNIA, THEREOF RECORDED IN BOOK 9, PAGE 4 OF RECORD OF SURVEYS, FRESNO COUNTY RECORDS.

EXCEPTING THEREFROM BEGINNING AT THE SOUTHEAST CORNER Of THE NORTHWEST ONE-QUARTER OF SECTION 15, TOWNSHIP 14 SOUTH., RANGE 24 EAST, MOUNT DIABLO BASE AND MERIDIAN; THENCE; 1) NORTH 89° 53’ 53” WEST ALONG THE SOUTH LINE OF SAID NORTHWEST ONE-QUARTER, 52.13 FEET, THENCE 2) NORTH 00° 19’ 34” EAST PARALLEL WITH THE EAST LINE OF SAID NORTHWEST ONE-QUARTER, 30.00 FEET; THENCE 3) NORTH 45° 27’ 55” EAST, 28.46 FEET; THENCE 4) NORTH 00° 49’ 12” EAST, 223.23 FEET TO A LINE WHICH IS PARALLEL WITH AND 30.00 FEET WEST (AT RIGHT .ANGLES) OF THE. EAST LINE OF SAID NORTHWEST ONE-QUARTER; THENCE, 5) NORTH 00° 19’ 34” EAST ALONG SAID PARALLEL LINE, 392.51 FEET, MORE OR LESS TO THE SOUTH LINE OF PARCEL A OF PARCEL MAP NO. 2360, ACCORDING TO THE MAP THEREOF RECORDED IN BOOK 15 AT PAGE 58 OF PARCEL MAPS, FRESNO COUNTY RECORDS; THENCE 6) EASTERLY ALONG SAID SOUTH LINE OF PARCEL A AND THE EASTERLY EXTENSION THEREOF, 30.00 FEET TO THE EAST LINE OF SAID NORTHWEST ONE-QUARTER; THENCE, 7) SOUTH 00° 19’ 34”‘ WEST ALONG SAID EAST LINE 665.6 FEET TO THE POINT OF BEGINNING.

PARCEL 13: PORTION OF APN 185-071-56

LOT 20 IN SECTION 15, TOWNSHIP 14 SOUTH, RANGE 24 EAST, MOUNT DIABLO BASE AND MERIDIAN, ACCORDING TO THE MAP OF CITRUS COVE RANCH,, IN THE UNINCORPORATED AREA OF THE COUNTY Of FRESNO, STATE OF CALIFORNIA, RECORDED FEBRUARY 6, 1913 IN BOOK 9 PAGE 4 OF RECORD OF SURVEYS, FRESNO COUNTY RECORDS.

PARCEL 14: APN 373-300-01

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THOSE PORTIONS OF LOTS 101 AND 102 OF SPRINGFIELD COLONY, LYING EAST OF SLOUGH, ACCORDING TO THE MAP THEREOF RECORDED IN BOOK 2 PAGE 30 OF RECORD OF SURVEYS, AND MORE PARTICULARLY DESCRIBED AS FOLLOWS: COMMENCING AT A POINT IN THE CENTER OF SAID SLOUGH ON THE SOUTH LINE OF SAID LOT 102; ABOUT 54 RODS WEST OF THE SOUTHEAST CORNER OF SAID LOT 102; RUNNING THENCE NORTHEASTERLY FOLLOWING THE MEANDERS OF SAID SLOUGH TO A POINT ON THE NORTH LINE OF SAID LOT 102 ABOUT 36 RODS WEST OF THE NORTHEAST CORNER OF SAID LOT 102; THENCE NORTHWESTERLY FOLLOWING THE MEANDERS OF SAID SLOUGH TO A POINT ON THE NORTH LINE OF SAID LOT 101 ABOUT 26 RODS EAST OF THE NORTHWEST CORNER OF SAID LOT 101; THENCE EAST TO THE NORTHEAST CORNER OF SAID LOT 101; THENCE SOUTH ALONG THE EAST LINE OF SAID LOTS 101 AND 102 TO THE SOUTHEAST CORNER OF LOT 102 THENCE WEST TO THE POINT OF BEGINNING.

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